UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 2, 2008

IDEARC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32939 (Commission File Number)	20-5095175 (IRS Employer Identification No.)
2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261
(Address of Principal Executive Offices)
(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
     On September 2, 2008, the Board of Directors (the “Board”) of Idearc Inc. (the “Company”) appointed Samuel D. (Dee) Jones, age 45, as Executive Vice President, Chief Financial Officer and Treasurer of the Company. His appointment is effective as of September 1, 2008. Mr. Jones has served as acting Chief Financial Officer and Treasurer of the Company since November 2007.
     Mr. Jones served as Senior Vice President – Investor Relations of the Company from November 2006 through August 2008. Prior to that time, he served as Executive Director – Financial Planning and Analysis from June 2002 to October 2006, and Executive Director – International Sales and Operations from June 2000 to May 2002. Mr. Jones has been employed by the Company and its predecessors for more than 25 years.
     The Human Resources Committee of the Board approved the following compensation levels for Mr. Jones in connection with his appointment: (i) an annual base salary of $325,000, (ii) a 2008 short-term incentive compensation target equal to 80% of his annual base salary, and (iii) a 2008 long-term incentive compensation target equal to 175% of his annual base salary. These compensation adjustments were approved retroactively to January 1, 2008. The 2008 short- and long-term incentive compensation opportunities were granted pursuant to the terms of the Company’s 2008 Incentive Compensation Plan, the 2008 short-term incentive award program and the 2008 long-term incentive award agreement, copies of which are filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Idearc Inc. 2008 Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed April 30, 2008)

10.2	Summary of Registrant’s 2008 Short-Term Incentive Award Program (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed May 8, 2008)

10.3	Form of Registrant’s 2008 Long-Term Incentive Award Agreement under the Idearc Inc. 2008 Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed May 8, 2008)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ Cody Wilbanks Cody Wilbanks
Executive Vice President, General Counsel and Secretary
Date: September 5, 2008

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